Dialpoint Communications Corporation Announces Asset Acquisition of Hostigation.com

Las Vegas, Nevada, January 9, 2008 (Market Wire) – Dialpoint Communications Corporation (OTCBB: DLPC)., an Integrated Communications Provider (ICP) of voice, data, and Internet services and business telephone systems, announced today that it has completed the asset acquisition of South Carolina based Hostigation.com, a Collocation and Web Hosting solutions provider serving businesses and individuals. Dialpoint plans to expand Hostigation's product lines and distribution capabilities to strengthen Dialpoint’s presence in the Collocation and Web Hosting markets.

Upon completion of the Hostigation transaction, the Company will issue unregistered shares of its common stock equal in the amount of 333,334 (Three Hundred Thirty Three Thousand Three Hundred Thirty Four) shares. The certificates representing the shares of common stock will bear restrictive legends.

Hostigation.com customers will not see any changes to their current service term or rate schedules.

Mr. Radford, President of Dialpoint Communications stated “We are very pleased with the acquisition of Hostigation.com. This transaction will allow Dialpoint Communications to not only extend its product offerings but also add to network diversity by bringing 2 operational datacenters into the company’s network topography allowing for more switch diversity throughout the country”.

Safe Harbor Statement

This release may contain forward-looking statements. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Readers should not place undue reliance on any such forward-looking statements that are based solely on information known as of the date of this release. Dialpoint Communications Corporation disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based or that may affect the likelihood that actual results will differ from those contained in the forward-looking statement.

SOURCE: Dialpoint Communications Corporation

CONTACT:    Public Company Compliance, Inc.

Ted D. Campbell II

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Ted@InvestNevada.com